RULE 10f-3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f-3 Procedures

1.	Name of Portfolio: Neuberger Berman Advisers
	Management Trust Socially Responsive Portfolio
2.	Name of Issuer: Willis Group Holdings Ltd.

3.	Date of Purchase: May 15, 2002

4.	Underwriter from whom purchased: J.P. Morgan
	Securities Inc.

5.	"Affiliated Underwriter" managing or participating
	in underwriting syndicate: Neuberger Berman, LLC
6.	Is a list of the underwriting syndicate's members
	attached?
	Yes X		    No  _____
7.	Aggregate principal amount of purchase by all investment
	companies advised by the Adviser or Subadviser: 298,400

8.	Aggregate principal amount of offering: 19,290,000

9.	Purchase price (net of fees and expenses): $ 28.25

10.	Date offering commenced: May 15, 2002

11.	Offering price at close of first day on which any sales
	were made: $ 28.25

12.	Commission, spread or profit:  3.88%
	$1.095/ share

13.	Have the following conditions been satisfied?
	Yes	     No

a.	The securities are:
	part of an issue registered under the Securities Act of 1933 which is being offered to the public;
	Eligible Municipal Securities;
	sold in an Eligible Foreign Offering; or sold in an Eligible Rule 144A offering?
	(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)


	X		____
	____		____
	____		____
	____		____

b.	(1)   The securities were purchased prior to the end
	of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR
  	Yes	        No


	X	 ____

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


	____	 ____
c.	The underwriting was a firm commitment underwriting?
	X   		____
d.	The commission, spread or profit was reasonable and
	fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?



	X		____
e.	The issuer of the securities, except for Eligible
	Municipal Securities, and its predecessors have been in continuous operation for not less than three years?

	X		____
f.	(1)  The amount of the securities, other than those
	sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering; OR

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed
	25% of the total of:

(i)	The principal amount of the offering of such class sold
	by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
	144A(a)(1), plus

(ii)	The principal amount of the offering of such class in
	any concurrent public offering?



	X		____


	____		____
g.        (1)      No affiliated underwriter of the Trust was a
	direct or indirect participant in or beneficiary of the sale; OR
	(2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

	X 	____



	___	____



h.	Information has or will be timely supplied to the
	appropriate officer of the Trust for inclusion on SEC
	Form N-SAR and quarterly reports to the Trustees?
	Yes	  No



	 X		____

Approved:			       Date: June 17, 2002




RULE 10f-3 REPORT FORM
Additional Information for paragraph (d) commission or spread comparable recent offerings:

Comparison #1		Comparison #2		Comparison #3

Security
Willis Group Holdings	Benchmark Electronic 	Herley Industries
			Inc			Inc

Date Offered
5/15/2002		4/9/2002		4/24/2002


Offering Price
$28.00			$27.00			$23.00

_
Spread ($)
1.095			1.35			1.265

Spread (%)
3.88			5.00			5.50


Type of Security
COMMON 			COMMON			COMMON


Rating or Quality
______________		______________		______________



Size of Issue
19,290,000		3,750,000		3,000,000



Total Capitalization of
Issuer

$4,176,716,453		$635,456,124		$337,422,351












































































Note:	Minimum of two comparisons must be completed for each purchase.
5


Attachment